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                                                               EXHIBIT 23(i)(3)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our reports (a) dated April 23, 1997, with respect to the consolidated financial statements of Koll Real Estate Services, (b) dated April 24, 1997, with respect to the financial statements of Koll Telecommunication Services, L.L.C. and (c) dated August 5, 1996 with respect to the combined statement of operations of the Business Acquired from the Shelard Group, Inc. and Affiliate, all of which are included in the Proxy Statement of CB Commercial Real Estate Services Group, Inc. that is made a
part of the Registration Statement (Form S-4 No. 333-      ) and Prospectus of
CB Commercial Real Estate Services Group, Inc. for the registration of 5,614,261 shares of its common stock and 600,000 warrants.

                                          /s/ Ernst & Young LLP

Newport Beach, California
June 6, 1997